SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                        October 17, 1996 (August 2, 1996)



                                 U.S. PAWN, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                        0-18291               84-0819941
----------------------------          ------------         -----------------
(State or other jurisdiction          (Commission          (IRS Employer I.D.
of incorporation)                     File Number)              Number)



                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (303) 657-3550


                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or  Disposition of Assets

     On August 2, 1996, U.S. Pawn, Inc. (the "Registrant") acquired substantially all of the assets and business of City National Pawn, Inc. and Bohlinger, Inc., two privately held pawn shop companies with common ownership d/b/a City National Pawn, with operations in Fort Collins, Colorado and Cheyenne, Wyoming ("City National"). The assets and business of Bohlinger, Inc. were acquired by Advantage Pawn, Inc. ("Advantage"), an 80% owned subsidiary of the Registrant.

     The assets acquired from City National consist of furniture, store equipment, merchandise inventory, pawn loans, pawn service charges receivable, and customer lists.

     The total purchase price for City National was $775,000 paid in cash by the Registrant at closing, and consisting of $225,000 in cash from working capital reserves and $550,000 in cash from a revolving credit facility.

     The Registrant will continue to operate the pawn shop businesses of City National.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.
     -----------------------------------------

     1. Audited financial statements of City National Pawn, a division of City National Pawn, Inc. and Bohlinger, Inc.

(b)  Pro-Forma Financial Information.
     --------------------------------

     1. Pro-forma consolidated financial statements for U.S. Pawn, Inc. and subsidiary.

     2.   Audited financial statements for U.S. Pawn, Inc.

(c)  Exhibits.
     ---------

     1.1 Asset Purchase Agreement dated August 2, 1996 between U.S. Pawn, Inc. and City National Pawn, Inc., d/b/a City National Pawn.

     2.1 Asset Purchase Agreement dated August 2, 1996 between Advantage Pawn, Inc. and Bohlinger, Inc., d/b/a City National Pawn.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 17, 1996
                                               U.S. PAWN, INC.



                                           by:  /S/  MELVIN WEDGLE
                                               --------------------------------
                                                Melvin Wedgle
                                                President
                                                Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

U.S. PAWN, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 Unaudited Pro Forma Consolidated Financial
  Information Explanatory Headnote                                         F-2
 Financial Statements:
      For the year ended December 31, 1995 (unaudited)
        Unaudited pro forma consolidated balance sheet                     F-4
        Unaudited pro forma consolidated statement of operations           F-5
      For the six months ended June 30, 1996 (unaudited)
        Unaudited pro forma consolidated balance sheet                     F-6
        Unaudited pro forma consolidated statement of operations           F-7
 Notes to Unaudited pro forma consolidated financial statements            F-8

CITY NATIONAL PAWN, THE DIVISION
    Independent Auditor's Report                                           F-9
    Financial Statements
      Balance sheets                                                      F-10
      Statements of operations                                            F-11
      Statements of changes in division equity                            F-12
      Statements of cash flows                                            F-13
    Notes to financial statements                                         F-14

U.S. PAWN, INC. AND SUBSIDIARY
    Independent Auditor's Report                                          F-19
    Financial Statements
      Consolidated Balance sheets                                         F-20
      Consolidated Statements of operations                               F-22
      Consolidated Statements of changes in stockholders' equity          F-23
      Consolidated Statements of cash flows                               F-24
    Notes to Consolidated financial statements                            F-25







                                       F1

                         U.S. PAWN, INC. AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                              EXPLANATORY HEADNOTE

INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by U.S. Pawn, Inc. (the Company or U.S. Pawn) of the entities detailed below and are based on estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The pro forma consolidated balance sheets assume the acquisitions were consummated at December 31, 1995 and June 30, 1996. The pro forma consolidated statements of operations assume the acquisition was consummated at the beginning of the periods presented and include the operating results of the Company and acquirees for the year ended December 31, 1995 and for the six months ended June 30, 1996.

Advantage Pawn, Inc.
--------------------
In January 1996 the Company acquired 80% of the outstanding stock of Advantage Pawn, Inc. (Advantage) a Wyoming corporation for $187,500 as follows: $82,500 in cash and 45,000 shares of common stock of the Company valued at $105,000. In addition, the sellers were paid $22,500 for an agreement not to compete and received employment agreements. U.S. Pawn has further agreed to guarantee $105,000 of the debts of the acquiree. The acquisition has been accounted for using the purchase method of accounting. The purchase price was allocated as follows (in thousands):

         Cash                                             $       37
         Service charges receivable                               22
         Inventory                                                57
         Pawn loans                                               90
         Property and equipment                                   18
         Other assets                                              2
         Less liabilities                                       (128)
         Less minority interest                                  (19)
         Purchase price in excess of assets acquired             109
                                                          ----------

         Total purchase price                             $      188
                                                          ==========

         Common stock issued                                     105
         Cash paid from operations                                83
                                                          ----------
                                                          $      188
                                                          ==========

                         U.S. PAWN, INC. AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                              EXPLANATORY HEADNOTE



City National Pawn, the Division
--------------------------------
In August 1996 City National Pawn, Inc. entered into an agreement with the Company; and Bohlinger, Inc. entered into an agreement with Advantage to sell substantially all of the furniture, inventory, pawn loans, and customer lists of the Division. The Division includes only the assets, liabilities, equity and operations of three pawnshops located in Colorado and Wyoming which were purchased by the Company. In conjunction with the sale, non-compete agreements for a term of five years were entered into with the seller. The acquisition was recorded using the purchase method of accounting. The purchase price was allocated as follows (in thousands):

         Service charges receivable                        $       65
         Inventory                                                176
         Pawn loans                                               234
         Property and Equipment                                    43
         Non Compete Agreement                                     10
         Purchase price in excess of assets acquired              247
                                                           ----------

         Total purchase price                              $      775
                                                           ==========
         Cash paid from advances on line of credit         $      550
         Cash from operations                                     225
                                                           ----------
                                                           $      775
                                                           ==========

A new lease was executed with the previous owner of the Division for two locations and an Assignment of Lease was obtained for the third location.

                                          U.S. PAWN, INC. AND SUBSIDIARY
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                 DECEMBER 31, 1995
                                  ==============================================
                                                  (In Thousands)

                                                                                        City National,
                                                        Advantage                        the Division        Pro Forma
                                                        Pro Forma      City National,    Pro Forma           Consolidated
                     U.S. Pawn        Advantage        Adjustments     the Division      Adjustments         Balance Sheet
                     ---------        ---------        -----------     ------------      -----------         -------------
CURRENT ASSETS:
 Cash                $  282            $   91           $  (83) (2)       $   123         $  (123) (4)         $    -
                                                           (54) (4)                          (213) (2)
                                                           (23) (3)
 Service charges
  receivable            352                21                1  (2)            55              10  (2)            439
 Pawn loans           2,704                73               17  (2)           199              35  (2)          3,028
 Accounts
  receivable, net        35                 -                -                  -               -                  35
 Note receivable,
  related parties       242                 -                -                  -               -                 242
 Inventory            1,393                49                8  (2)           182              (6) (2)          1,626
 Prepaid expenses
  and other              96                 1                1  (2)             -               -                  98
                     ------            ------            -----             ------          ------              ------
   Total
    Current Assets    5,104               235             (133)               559           (297)               5,468

PROPERTY AND
  EQUIPMENT, net      1,249                 18               -                 67            (24) (2)           1,310

NOTES RECEIVABLE -
  RELATED PARTIES        69                  -               -                  -              -                   69

INTANGIBLE
  ASSETS, net           134                  -              23 (3)              -             10 (3)              523
                                                           109 (3)                           247 (3)
OTHER ASSETS             20                  -               -                  -              -                   20
                     ------             ------           -----             ------         ------               ------
                     $6,576             $  253           $  (1)            $  626         $  (64)              $7,390
                     ======             ======           =====             ======         ======               ======
CURRENT LIABILITIES:
 Bank overdraft      $    -             $   -            $   -             $    -         $   12 (2)           $   12
 Accounts payable        32                 -                -                 10            (10)(4)               32
 Customer layaway
   deposits              41                 -                -                  -              -                   41
 Accrued expenses       149                11                -                  9             (9)(4)              160
 Income taxes payable    81                 -                -                  -              -                   81
 Notes payable          887                 -                -                  -              -                  887
 Notes payable
 - related parties      419                 -                -                  -              -                  419
 Current portion
  of long term debt      21                15                -                  -              -                   36
                     ------            ------            -----             ------         ------               ------
    Total Current
     Liabilities      1,630                26                -                 19             (7)               1,668
LONG-TERM DEBT,
  less current
   portion               50               134              (32) (4)             -            550 (2)              702
DEFERRED
  INCOME TAXES          131                 -                -                  -              -                  131
                     ------            ------            -----             ------         ------               ------
    Total
     Liabilities      1,811              160               (32)                19            543                2,501
                     ------           ------             -----             ------         ------               ------
MINORITY INTEREST
   IN SUBSIDIARY          -                -                19 (10)             -             57 (10)              76
                     ------           ------             -----             ------         ------               ------

STOCKHOLDERS' EQUITY:

 Redeemable preferred
  stock                 378               -                   -                 -              -                  378
 Common stock         3,241              44                 105 (2)             -              -                3,346
                                                            (44)(4)
 Division equity          -               -                   -               607           (607) (4)               -
 Additional paid-in
  capital               821               -                   -                 -              -                  821
 Retained earnings      325              49                 (49)                -            (57)                 268
                     ------          ------               -----             -----         ------               ------
                      4,765              93                  12               607           (664)               4,813
                     ------          ------               -----             -----         ------               ------
                     $6,576         $   253               $  (1)            $ 626         $  (64)              $7,390
                     ======         =======               =====             =====         ======               ======

                                                 SEE ACCOMPANYING HEADNOTE AND FOOTNOTES
                                                                   F-4


                                                          U.S. PAWN, INC. AND SUBSIDIARY
                                             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                             =========================================================
                                                      (In Thousands, Except for Per Share Data)

                                  U.S. Pawn      U.S. Pawn       U.S. Pawn      U.S. Pawn
                                 Three Months  Twelve Months   Three Months  Twelve Months                 Advantage
                                      Ended         Ended          Ended         Ended       U.S. Pawn     Year Ended   Advantage
                                  December 31,  September 30,  December 31,   December 31,   Pro Forma    December 31,  Pro Forma
                                     1995           1995           1994          1995       Adjustments      1995       Adjustments
                                  -----------   ------------   ------------   ------------  -----------   ------------  -----------
 REVENUES:
   Sales                            $ 1,513        $ 5,302       $ 1,434        $ 5,381      $    --          $   201     $  --
   Pawn service charges               1,042          4,120         1,003          4,159           --               74        --
   Other                                 24             88            24             88           --                1        --
                                    -------        -------       -------        -------      -------          -------     -----

              Total Revenues          2,579          9,510         2,461          9,628           --              276        --
                                    -------        -------       -------        -------      -------          -------     -----

COST OF SALES AND EXPENSES:
   Cost of sales                      1,160          4,201         1,109          4,252          --               114        --
   Operations                           758          3,118           821          3,055          --                79        --
   Administration                       266            938           237            967          --                22        --
   Interest                              52            241            55            238          --                 9        --
   Depreciation and amortization         57            214            49            222          --                 3        12 (5)
                                    -------        -------       -------        -------      -------          -------     -----

              Total Cost of Sales
                and Expenses          2,293          8,712         2,271          8,734          --               227        12
                                    -------        -------       -------        -------     -------           -------     -----

INCOME FROM OPERATIONS                  286            798           190            894          --                49       (12)


PROVISION FOR INCOME TAXES              111            268            61            318         (48) (8)            7         6 (8)
                                     -------       -------       -------        -------     -------           -------     -----

INCOME BEFORE MINORITY
   INTEREST                             175            530           129            576          48                42        (18)

MINORITY INTEREST INCOME                 --             --            --             --          --                --        (5)(10)
                                    -------        -------       -------        -------     -------           -------     -----

NET INCOME                              175            530           129            576          48                42       (23)

DIVIDENDS ON PREFERRED STOCK              9             36             9             36          --                --        --
                                     -------       -------       -------        -------      -------          -------     -----

NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDERS              $   166        $   494       $   120        $   540      $    48          $    42     $ (23)
                                     =======       =======       =======        =======      =======          =======     =====

EARNINGS PER COMMON SHARE
   AND COMMON STOCK
   EQUIVALENTS                      $  0.05                                     $  0.17
                                    =======                                     =======

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES AND COMMON
   SHARE EQUIVALENTS
   OUTSTANDING                        3,103                                       3,103
                                    =======                                     =======

                                                  SEE ACCOMPANYING HEADNOTE AND FOOTNOTES

                                                      F-5 (Continued on following page)

                         U.S. PAWN, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (In Thousands, Except for Per Share Data)

                                       City National,               Pro Forma
                                        the Division  City National Twelve Mos.
                                         Year Ended   the Division    Ended
                                        December 31,   Pro Forma    December 31,
                                           1995        Adjustments     1995
                                        ------------  ------------- ------------

REVENUES:
   Sales                                 $   738        $    --       $ 6,320
   Pawn service charges                      351             --         4,584
   Other                                      --             --            89
                                          -------       -------       -------

              Total Revenues                1,089            --        10,993
                                          -------       -------       -------

COST OF SALES AND EXPENSES:
   Cost of sales                              418            --         4,784
   Operations                                 366             8 (7)     3,508
   Administration                              83            --         1,072
   Interest                                    --            60 (9)       307
   Depreciation and amortization               65            27 (5)       283
                                                             46 (6)
              Total Cost of Sales         -------       -------       -------
                and Expenses                  932            49         9,954
                                          -------       -------       -------

INCOME FROM OPERATIONS                        157           (49)        1,039

PROVISION FOR INCOME TAXES                     --            40 (8)       323
                                           -------      -------       -------
INCOME BEFORE MINORITY
   INTEREST                                   157           (89)         716

MINORITY INTEREST INCOME                       --            (7)(10)     (12)
                                           -------      -------      -------

NET INCOME                                    157           (96)         704

DIVIDENDS ON PREFERRED STOCK                   --             --          36
                                          -------        -------     -------
NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDERS
                                          $   157        $   (96)    $   668
                                          =======        =======     =======
EARNINGS PER COMMON SHARE
   AND COMMON STOCK
   EQUIVALENTS                                                       $  0.21
                                                                     =======
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES AND COMMON
   SHARE EQUIVALENTS
   OUTSTANDING                                                         3,148
                                                                     =======


                       F-5 (Continued from previous page)



                                                   U.S. PAWN, INC. AND SUBSIDIARY
                                             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                            JUNE 30, 1996
                                             ==============================================
                                                            (In Thousands)
                                                                                   City National,
                                                                                    the Division              Pro Forma
                                                               City National,        Pro Forma               Consolidated
                                           U.S. Pawn           the Division         Adjustments              Balance Sheet
                                       ----------------      ----------------      --------------            -------------
CURRENT ASSETS:
   Cash                                $            382      $           111       $        (225)(2)          $       157
                                                                                            (111)(4)
   Service charges receivable                       368                   65               -                          433
   Pawn loans                                     2,643                  234               -                        2,877
   Accounts receivable, net                          13               -                    -                           13
   Note receivable, related parties                 242               -                    -                          242
   Inventory                                      1,631                  209                  (33)(2)               1,807
   Prepaid expenses and other                       122               -                    -                          122
                                       ----------------      ---------------       --------------           -------------

             Total Current Assets                 5,401                  619                 (369)                  5,651

PROPERTY AND EQUIPMENT, net                       1,239                   60                  (17)(2)               1,282

NOTES RECEIVABLE -
   RELATED PARTIES                                   65               -                    -                           65

INTANGIBLE ASSETS, net                              277               -                        10 (3)                 534
                                                                                              247 (3)
OTHER ASSETS                                         35                    1                   (1)(4)                  35
                                       ----------------      ---------------       --------------            ------------

                                       $          7,017      $           680       $         (130)           $      7,567
                                       ================      ===============       ==============            ============

CURRENT LIABILITIES:
   Accounts payable                    $             26      $            13       $          (13)(4)        $         26
   Customer layaway deposits                         39               -                    -                           39
   Accrued expenses                                 117                    3                   (3)(4)                 117
   Income taxes payable                             112               -                    -                          112
   Notes payable                                    831               -                    -                          831
   Notes payable - related parties                  433               -                    -                          433
   Current portion of long term debt                 58               -                    -                           58
                                       ----------------      ---------------      ---------------           -------------

             Total Current Liabilities            1,616                   16                 (16)                   1,616

LONG-TERM DEBT, less current portion            -                     -                      550 (2)                  550

DEFERRED INCOME TAXES                                93               -                    -                           93
                                       ----------------     ---------------     --------------             --------------

             Total Liabilities                    1,709                   16                534                     2,259
                                       ----------------      ---------------     --------------            --------------

MINORITY INTEREST
   IN SUBSIDIARY                                     29               -                      57                        86
                                       ----------------      ---------------     --------------            --------------


STOCKHOLDERS' EQUITY:
   Redeemable preferred stock                       378               -                    -                          378
   Common stock                                   3,429               -                    -                        3,429
   Division equity                               -                       664               (664)                 -
   Additional paid-in capital                       792               -                    -                          792
   Retained earnings                                680               -                     (57)                      623
                                       ----------------      ---------------     --------------            --------------

                                                  5,279                  664               (721)                    5,222
                                       ----------------      ---------------     --------------            --------------

                                       $          7,017      $           680     $         (130)           $        7,567
                                       ================      ===============     ==============            ==============

                                       SEE ACCOMPANYING HEADNOTE AND FOOTNOTES

                                                        F-6




                                          U.S. PAWN, INC. AND SUBSIDIARY
                             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      FOR THE SIX MONTHS ENDED JUNE 30, 1996
                             ========================================================
                                     (In Thousands, Except for Per Share Data)

                                                                                          City National,
                                       U.S. Pawn                    Advantage              the Division                 Pro Forma
                                       Six Months                   One Month              Six Months  City National,  Twelve Months
                                        Ended            U.S. Pawn    Ended    Advantage     Ended      the Division      Ended
                                       June 30,          Pro Forma  January 31, Pro Forma    June 30,    Pro Forma       June 30,
                                         1996           Adjustments    1996    Adjustments    1996      Adjustments       1996
                                      -----------       ----------- ---------  -----------  --------    -----------    -----------

REVENUES:
   Sales                               $    2,706        $   --     $     28    $   --      $    345     $   --        $  3,079
   Pawn service charges                     2,171            --           11        --           202         --           2,384
   Other                                       45            --         --          --            31         --              76
                                       ----------        --------   --------    --------    --------     --------      --------

       Total Revenues                       4,922            --           39        --           578         --           5,539
                                       ----------        --------   --------    --------    --------     --------      --------

COST OF SALES AND EXPENSES:
   Cost of sales                            2,047            --            8        --           188         --           2,243
   Operations                               1,572            --           15        --           202            4 (7)     1,793
   Administration                             492            --         --          --            85         --             577
   Interest                                   102            --         --          --          --             30 (2)       132
   Depreciation and amortization              119            --         --          --            10           13 (5)       139
                                                                        --          --                         (3)(6)
                                       ----------        --------   --------    --------    --------     --------      --------

   Total Cost of Sales and Expenses         4,332            --           23        --           485           44         4,884
                                       ----------        --------   --------    --------    --------     --------      --------

INCOME FROM OPERATIONS                        590            --           16        --            93          (44)          655

PROVISION FOR INCOME TAXES                    208            --            2           3        --             17           230
                                      -----------        --------   --------    --------    --------     --------      --------

INCOME BEFORE MINORITY INTEREST               382           --            14          (3)         93          (61)          425


MINORITY INTEREST                              (9)          --          --            (1)       --             (3)          (13)
                                      -----------        --------   --------    --------    --------     --------      --------

NET INCOME                                    373           --            14          (4)         93          (64)          412

DIVIDENDS ON PREFERRED STOCK                   18           --         --          --          --            --              18
                                      -----------        --------   --------    --------    --------     --------      --------

NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDER                 $       355        $   --     $     14    $     (4)   $     93     $    (64)     $    394
                                      ===========        ========   ========    ========    ========     ========      ========

EARNINGS PER COMMON SHARE AND
   COMMON STOCK EQUIVALENTS           $      0.11                                                                      $   0.12
                                      ===========                                                                      ========
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES AND COMMON
   SHARE EQUIVALENTS
   OUTSTANDING                              3,310                                                                         3,318
                                      ===========                                                                      ========

                                      SEE ACCOMPANYING HEADNOTE AND FOOTNOTES

                                                        F-7

                      U.S. PAWN, INC. AND SUBSIDIARY NOTES
            TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA ADJUSTMENTS
     The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisitions were consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheets are computed assuming the acquisitions were consummated at December 31, 1995 and June 30, 1996.

NOTE 2 - ACQUISITION OF ASSETS
     Reflects the acquisition of service charges receivable, inventory, pawn loans and equipment for cash, issuance of the Company's common stock and increases to notes payable. The acquisitions are recorded using the purchase method.

NOTE 3 - NON-COMPETE AGREEMENT AND GOODWILL
     Reflects recognition of non-compete agreement and goodwill resulting from excess purchase price over book value of assets acquired.

NOTE 4 - UNACQUIRED ASSETS AND LIABILITIES
     Reflects assets and liabilities that were not acquired or assumed by the Company.

NOTE 5 - AMORTIZATION OF NON-COMPETE AGREEMENT AND GOODWILL
     Reflects amortization of non-compete agreement over the term of the agreement of 5 years and goodwill using the straight line method over 10 years.

NOTE 6 - REDUCED DEPRECIATION EXPENSE
     Reflects reduction in depreciation expense due to leasehold improvements not acquired.

NOTE 7 - RENT EXPENSE
     Reflects adjustments for rent expense as set forth in new lease agreements signed at time of acquisition.

NOTE 8 - PROVISION FOR INCOME TAXES
     Reflects additional provision for income taxes for the acquired operations and a reduction in the provision for income taxes of the Company due to annualization of taxable income for the transition period ended December 31, 1995.

NOTE 9 - INTEREST EXPENSE
     Reflects interest expense on increase to notes payable at 11% per annum.

NOTE 10 - MINORITY INTEREST
     Reflects minority interest for the minority stockholders.

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
City National Pawn, Inc. and Bohlinger, Inc.
Cheyenne, Wyoming


We have audited the accompanying balance sheets of City National Pawn, a division of City National Pawn, Inc. and Bohlinger, Inc. (the Division) as of December 31, 1995 and 1994 and the related statements of operations, changes in division equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City National Pawn, a division of City National Pawn, Inc. and Bohlinger, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         AJ. ROBBINS, P.C.
                                         CERTIFIED PUBLIC ACCOUNTANTS
                                         AND CONSULTANTS


Denver, Colorado
October 2, 1996

                                         CITY NATIONAL PAWN, THE DIVISION

                                                  BALANCE SHEETS
                                         ================================
                                                  (In Thousands)

                                                      ASSETS
                                                      ------

                                                          December 31,
                                                  ---------------------------   June 30,
                                                      1995          1994          1996
                                                  ------------   ------------  ------------
                                                                               (Unaudited)
CURRENT ASSETS:
   Cash                                           $        123   $         75  $        111
   Service charges receivable                               55             49            65
   Pawn loans                                              199            194           234
   Inventory                                               182            105           209
                                                  ------------   ------------  ------------

              Total Current Assets                         559            423           619



PROPERTY AND EQUIPMENT, at cost, net                        67             83            61


OTHER ASSETS                                            -                   2        -
                                                  ------------   ------------  ------------

                                                  $        626   $        508  $        680
                                                  ============   ============  ============

                                  LIABILITIES AND DIVISION EQUITY
                                  -------------------------------

CURRENT LIABILITIES:
   Accounts payable                               $         10   $         22  $         12
   Accrued expenses                                          9             11             4
                                                  ------------   ------------  ------------

              Total Current Liabilities                     19             33            16

COMMITMENTS AND CONTINGENCIES:

DIVISION EQUITY                                            607            475           664
                                                  ------------   ------------  ------------

                                                  $        626   $        508  $        680
                                                  ============   ============  ============






                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        CITY NATIONAL PAWN, THE DIVISION
                            STATEMENTS OF OPERATIONS
                        ================================
                                 (In Thousands)

                                         For the Years Ended       For the Six
                                              December 31,         Months Ended
                                         --------------------       June 30,
                                           1995         1994          1996
                                         -------      -------       -------
                                                                  (Unaudited)
REVENUES:
   Sales                                  $  738       $  624        $  345
   Pawn service charges                      351          313           202
   Other                                      --           --            31
                                          ------       ------        ------

       Total Revenue                       1,089          937           578
                                          ------       ------        ------

COST OF SALES AND EXPENSES:
   Cost of sales                             418          342           188
   Operations                                317          315           173
   Rent expense, related party                49           30            29
   Administration                             83           32            85
   Depreciation and amortization              65           56            10
                                          ------       ------        ------


       Total Cost of Sales and Expenses      932          775           485
                                          ------       ------        ------

NET INCOME                                $  157       $  162        $   93
                                          ======       ======        ======





















                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        CITY NATIONAL PAWN, THE DIVISION
                     STATEMENT OF CHANGES IN DIVISION EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                 THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)
               ==================================================
                                 (In Thousands)


Balance, December 31, 1993                                      $      404

Net income                                                             162
Distributions to related parties, net                                  (91)
                                                                ----------

Balance, December 31, 1994                                             475

Net income                                                             157
Distributions to related parties, net                                  (25)
                                                                ----------

Balance, December 31, 1995                                             607

Net income (unaudited)                                                  93
Distributions to related parties, net (unaudited)                      (36)
                                                                ----------

Balance, June 30, 1996 (unaudited)                              $      664
                                                                ==========




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                         CITY NATIONAL PAWN, THE DIVISION
                                             STATEMENTS OF CASH FLOWS
                                         ================================
                                                  (In Thousands)

                                                                                December 31,
                                                                         ---------------------------         June 30,
                                                                            1995             1994              1996
                                                                         ----------      -----------       -----------
                                                                                                            (Unaudited)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
 Net income                                                              $      157       $      162        $       93
   Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation and amortization                                                65               56                10
    Changes in:
      Service charges receivable                                                 (6)             (16)              (10)
      Inventory, excluding forfeited loan collateral                            164              138               116
      Accounts payable                                                           (9)               8                 2
      Accrued salaries and expenses                                              (2)               5                (5)
                                                                         ----------       ----------        ----------

       Net Cash Provided by Operating Activities                                369              353               206
                                                                         ----------       ----------        ----------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
 Pawn loans made                                                               (822)            (653)             (510)
 Pawn loans repaid                                                              576              446               330
 Purchase of property and equipment                                             (50)             (16)               (2)
                                                                        -----------       ----------        ----------

       Net Cash (Used) by Investing Activities                                 (296)            (223)             (182)
                                                                        -----------       ----------        ----------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
 Distributions to related parties                                              (164)            (276)              (66)
 Contribution from related parties                                              139              185                30
                                                                         ----------       ----------        ----------
       Net Cash (Used) by Financing Activities                                  (25)             (91)              (36)
                                                                         ----------       ----------        ----------

NET INCREASE (DECREASE) IN CASH                                                  48               39               (12)
CASH, beginning of period                                                        75               36               123
                                                                         ----------       ----------        ----------

CASH, end of period                                                      $      123      $        75        $      111
                                                                         ==========       ==========        ==========



Supplemental disclosures of cash flow information:  see Note 5.





                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        CITY NATIONAL PAWN, THE DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                        =================================



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis  of  Presentation
--------------------
The accompanying financial statements of the Division include only the assets, liabilities, equity and operations of three pawnshops located in Ft. Collins, Colorado, and in Cheyenne, Wyoming that were acquired in the acquisitions by U.S. Pawn, Inc. (U.S. Pawn) and Advantage Pawn, Inc. (Advantage) from City National Pawn, Inc. and Bohlinger, Inc., respectively.

Activity
--------
The Division began operations in December 1988. The operations of the Division include pawnshops which lend money on the security of pledged tangible personal property to residents in Colorado and Wyoming. In addition, the Company offers for resale the personal property from forfeited loans, as well as, merchandise purchased directly from customers and vendors. As of December 31, 1994, the Company operated one pawnshop in Ft. Collins, Colorado and one pawnshop in Cheyenne, Wyoming. A second location in Wyoming was opened during 1995.

Agreement to sell assets
------------------------
In August, 1996 City National Pawn, Inc. entered into an agreement with U.S. Pawn and Bohlinger, Inc. entered into an agreement with Advantage (an 80% owned subsidiary of U.S. Pawn) to sell substantially all of the furniture, inventory, pawn loans, and customer lists of the Division. No liabilities were assumed. In conjunction with the sale, non-compete agreements for term of five years were entered into by the seller and U.S. Pawn and the seller. The acquisition has been accounted for using the purchase method of accounting. The purchase price was allocated as follows (in thousands):

   Service charges                                     $          65
   Inventory                                                     176
   Pawn loans                                                    234
   Property and equipment                                         43
   Non Compete Agreement                                          10
   Purchase price in excess of assets acquired                   247
                                                       -------------

      Total Purchase Price                             $         775
                                                       =============

A new lease was executed with the previous owner of the Division for two locations and an Assignment of Lease was obtained for the third location (see
Note 4).

                        CITY NATIONAL PAWN, THE DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                        =================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unaudited Interim Financial Statements
--------------------------------------
In the opinion of management, the unaudited interim financial statements for the six month period ended June 30, 1996 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of the period. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

Pawn Loans and Income Recognition
---------------------------------
Pawn loans (loans) are generally made for a period of one month with an automatic 30-day extension period (loan term) on the pledge of tangible personal property. The pawn service charge is calculated as a percentage of the loan amount based on the size and duration of the loan. Pawn service charges on loans are recognized on a constant yield basis over the loan term.

If the loan is not repaid, the principal amount loaned plus accrued pawn service charges become the carrying value (cost) of the forfeited collateral (inventory) which is recoverable through sales to customers. Accordingly, the Division does not record loan losses or charge-offs on defaulted loans.

Fair Values of Financial Instruments
------------------------------------
Pawn loans are outstanding for a relatively short period, generally 60 days or less. The rate of pawn service charge bears no relationship to interest rate market movements. Pawn loans may not be resold to anyone but a licensed pawnbroker. For these reasons, management believes that the fair value of pawn loans approximates their carrying value.

Customer Layaways
-----------------
Interim payments from customers on layaway sales are classified as customer deposits and subsequently recorded as sales during the period in which final payment is received or when the deposit is forfeited.

Inventory
---------
Inventory represents merchandise acquired from forfeited loans, merchandise purchased directly from the public and new merchandise purchased from vendors. Inventory is stated at the lower of cost (specific identification) or market.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Depreciation and amortization expense is generally provided on a straight-line basis using estimated useful lives of 5-7 years for equipment and 2-5 years for leasehold improvements (the term of the lease). Depreciation and amortization expense of property and equipment was $65,000, $56,000, and $10,000 (unaudited) for the years ended December 31, 1995, 1994, and the six months ended June 30, 1996, respectively.

                        CITY NATIONAL PAWN, THE DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                        =================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------
The Division is not a taxable entity as defined by the Internal Revenue Code, and therefore, no provision or liability for federal income taxes has been included in these financial statements. Bohlinger, Inc. and its stockholders elected, under the Internal Revenue Code, to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of taxable income. City National Pawn, Inc. is a C-corporation subject to federal and state income taxes.

FAS 109 is not applicable to the Division because it is not a taxable entity. The difference between taxable income and net income from the operations included in the financial statements arises from the depreciation of leasehold improvements. This would have resulted in a deferred tax asset of approximately $35,000, $17,000 and $32,000 (unaudited) at December 31, 1995 and 1994 and June
30, 1996. A valuation allowance equal to the asset would have been recorded due to the fact the assets of the store were sold and the benefit of the deferred tax asset will not be realized.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                    December 31,             June 30,
                                               1995             1994           1996
                                           -------------   --------------  --------------
                                                                            (Unaudited)
  Equipment                                $          39   $           25  $           42
  Leasehold improvements                             139              120             139
  Vehicles                                            32               20              32
                                           -------------   --------------  --------------
                                                     210              165             213
  Less accumulated depreciation
   and amortization                                  143               82             152
                                           -------------   --------------  --------------

                                           $          67   $           83  $           61
                                           =============   ==============  ==============

                                       CITY NATIONAL PAWN, THE DIVISION
                                         NOTES TO FINANCIAL STATEMENTS
                                               DECEMBER 31, 1995
                                      ==================================




NOTE 3 - ACCRUED EXPENSES

Accrued expenses consists of the following (in thousands):

                                                                      December 31,
                                                             ----------------------------           June 30,
                                                                1995              1994                1996
                                                             ---------          ---------          ---------
                                                                                                   (Unaudited)
       Accrued salaries and payroll taxes                     $     -           $       3           $      1
       Property taxes                                               3                   4                  -
       Sales tax payable                                            5                   4                  2
       Other                                                        1                   -                  1
                                                              -------           ---------           --------

                                                              $     9           $      11           $      4
                                                              =======           =========           ========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------
The Division leases two pawnshop facilities from a related party of the Division and one pawnshop facility from an unrelated party. These leases have expiration dates in various years through 1999. Utilities, insurance and property taxes are the responsibility of the Division for all locations. The leases provide for an option to renew for various lengths of time.

Future minimum lease payments under noncancelable leases are as follows for each of the years ending December 31 (in thousands):

                      Related          Non-Related
                      Party              Parties             Total
                  ----------------   ---------------   ----------------

  1996            $             29   $            26   $             55
  1997                          29                27                 56
  1998                          12                27                 39
  1999                      -                     10                 10
                  ----------------   ---------------   ----------------

                  $             70   $            90   $            160
                  ================   ===============   ================


Rent expense was $76,000, $69,000 and $43,000 (unaudited) for the years ended December 31, 1995 and 1994 and the six months ended June 30, 1996, respectively. Included in rent expense were amounts paid to a related party of $49,000, $30,000 and $29,000 (unaudited) for the years ended December 31, 1995 and 1994 and the six months ended June 30, 1996, respectively.

                        CITY NATIONAL PAWN, THE DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                       ==================================


NOTE 4 - COMMITMENTS AND CONTINGENCIES

Insurance
---------
For the most part, the Company does not maintain theft insurance for personal property losses as management believes that the risk of loss does not justify the premium cost of coverage. Insurance is provided to insure against casualty loss and against general business liability claims. Costs resulting from uninsured property losses will be charged against income upon occurrence. No material amounts for uninsured property losses were charged to operations for any of the years in the two year period ended December 31, 1995.

NOTE 5 - SUPPLEMENTAL CASH FLOW INFORMATION

The total of forfeited collateral into inventory was $241,000, $169,000, and $144,000 (unaudited) for the years ended December 31, 1995 and 1994 and the six months ended June 30, 1996.


 .

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
U.S. Pawn, Inc.
Denver, Colorado


We have audited the accompanying balance sheet of U.S. Pawn, Inc. as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the three months ended December 31, 1995 and the two years ended September 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Pawn, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the three months ended December 31, 1995 and the two years ended September 30, 1995 and 1994, in conformity with generally accepted accounting principles.





                                             AJ. ROBBINS, P.C.
                                             CERTIFIED PUBLIC ACCOUNTANTS
                                             AND CONSULTANTS


Denver, Colorado
March 18, 1996


                                          U.S. PAWN, INC. AND SUBSIDIARY
                                            CONSOLIDATED BALANCE SHEETS
                                          ===============================
                                                  (In Thousands)

                                                      ASSETS
                                                      ------

                                                     December 31,                 June 30,
                                                         1995                      1996
                                                      -----------              ------------
                                                                                (Unaudited)
CURRENT ASSETS:
  Cash                                                $       282              $        382
  Service charges receivable                                  352                       368
  Pawn loans                                                2,704                     2,643
  Accounts receivable, net                                     35                        13
  Notes receivable - related parties                          241                       242
  Inventory                                                 1,394                     1,631
  Prepaid expenses and other                                   96                       122
                                                      -----------              ------------

   Total Current Assets                                     5,104                     5,401

PROPERTY AND EQUIPMENT, at cost, net                        1,249                     1,239

NOTES RECEIVABLE-RELATED PARTIES                               69                        65

INTANGIBLE ASSETS, net of accumulated
  amortization of $56,000 and $51,000                         135                       277

OTHER ASSETS                                                   19                        35
                                                     ------------              ------------

                                                     $      6,576              $      7,017
                                                     ============              ============






                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                                          U.S. PAWN, INC. AND SUBSIDIARY
                                      CONSOLIDATED BALANCE SHEETS (Continued)
                                      ======================================
                                                  (In Thousands)

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

                                                                            December 31,                June 30,
                                                                                1995                      1996
                                                                            ------------              ------------
                                                                                                       (Unaudited)
CURRENT LIABILITIES:
  Accounts payable                                                          $         31               $         26
  Customer layaway deposits                                                           41                         39
  Accrued expenses                                                                   149                        117
  Income taxes payable                                                                81                        112
  Notes payable                                                                      887                        831
  Notes payable-related parties                                                      419                        433
  Current portion of long-term debt                                                   21                         58
                                                                            ------------               ------------

      Total Current Liabilities                                                    1,629                      1,616

LONG-TERM DEBT, less current portion                                                  50                     -

DEFERRED INCOME TAXES                                                                131                         93
                                                                            ------------               ------------

   Total Liabilities                                                               1,810                      1,709
                                                                            ------------               ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                        -                            29
                                                                            ------------               ------------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Redeemable preferred stock, 9.5%, $10 par value, 1,000,000
   shares authorized; 37,800 shares issued and outstanding                           378                        378
  Common stock, no par value, 30,000,000 shares authorized;
   3,087,322 and 3,213,989 shares issued and outstanding                           3,241                      3,429
  Additional paid-in capital                                                         822                        792
  Retained earnings                                                                  325                        680
                                                                            ------------               ------------

      Total Stockholders' Equity                                                   4,766                      5,279
                                                                            ------------               ------------

                                                                           $       6,576              $       7,017
                                                                           =============              =============





                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                      F-21

                                          U. S. PAWN, INC. AND SUBSIDIARY
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                      =======================================
                                     (In Thousands, Except for Per Share Data)


                                                                          For the Years Ended                  For the Six
                                               For the Three                 September 30,                    Months Ended
                                                 Months Ended        --------------------------------            June 30,
                                               December 31, 1995          1995                1994                 1996
                                               -----------------     -------------        ------------         -------------
                                                                                                                (Unaudited)
REVENUES:
  Sales                                          $      1,513        $       5,302        $      5,226          $     2,706
  Pawn service charges                                  1,042                4,120               3,715                2,171
  Other                                                    24                   87                 109                   45
                                                 ------------        -------------        ------------          -----------

 Total Revenues                                         2,579                9,509               9,050                4,922
                                                 ------------        -------------        ------------          -----------

COST OF SALES AND EXPENSES:
  Cost of sales                                         1,160                4,201               4,623                2,047
  Operations                                              758                3,118               2,677                1,572
  Administration                                          266                  938               1,279                  492
  Interest                                                 53                  241                 218                  102
  Depreciation and amortization                            56                  214                 190                  119
  Other                                                -                    -                       13               -
                                                 ------------        -------------         -----------          -----------

   Total Cost of Sales and Expenses                     2,293                8,712               9,000                4,332
                                                 ------------        -------------        ------------         ------------

INCOME FROM OPERATIONS                                    286                  797                  50                  590

RESTRUCTURING COSTS                                    -                     -                     179               -
                                                 ------------         ------------        ------------          -----------

INCOME (LOSS) BEFORE
 PROVISION FOR INCOME TAXES                               286                  797                (129)                 590

PROVISION (BENEFIT)
 FOR INCOME TAXES                                         111                  267                 (32)                 208
                                                 ------------         ------------        ------------          -----------

INCOME (LOSS) BEFORE
 MINORITY INTEREST                                        175                  530                 (97)                 382

MINORITY INTEREST                                      -                    -                   -                        (9)
                                                 ------------        -------------        ------------          -----------

NET INCOME (LOSS)                                         175                  530                 (97)                 373

DIVIDENDS ON PREFERRED STOCK                               (9)                 (36)                (36)                 (18)
                                                 ------------        -------------        ------------          -----------

NET INCOME (LOSS) AVAILABLE
FOR COMMON STOCKHOLDERS                          $        166        $         494        $       (133)         $       355
                                                 ============        =============        ============          ===========
EARNINGS (LOSS) PER COMMON SHARE
AND COMMON SHARE EQUIVALENTS                     $        .05        $         .16        $       (.04)         $       .11
                                                 ============        =============        ============          ===========

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES AND COMMON
SHARE EQUIVALENTS OUTSTANDING                           3,103                3,094               3,074                3,310
                                                 ============        =============        ============          ===========

                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                     F-22



                                                  U.S. PAWN, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                           FOR THE THREE MONTHS ENDED DECEMBER 31, 1995
                                          AND THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994
                                        AND THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)
                                     ==========================================================
                                                          (In Thousands)



                                             Preferred Stock       Common Stock      Additional  Retained   Treasury Stock
                                             ---------------     ----------------     Paid-In     Earnings  --------------
                                             Shares   Amount     Shares    Amount     Capital    (Deficit)  Shares  Amount   Total
                                             ------   ------     ------    ------     -------    ---------  ------  ------   -----

Balance at September 30, 1993                  38      $378       2,995   $ 3,190     $  831     $  (198)    52    $ (84)   $ 4,117

Exercise of common stock options               --       --           15        14         --          --     --       --         14
Redemption of redeemable common
  stock to treasury                            --       --           17        24         --          --     17      (24)        --
Dividends on preferred stock                   --       --           --        --         --         (36)    --       --        (36)
Net (loss)                                     --       --           --        --         --         (97)    --       --        (97)
                                             ----     ----       ------    ------      -----      ------    ---    -----     ------

Balance at September 30, 1994                  38      378        3,027     3,228        831        (331)    69     (108)     3,998

Exercise of common stock options               --       --           16         8         --          --     --       --          8
Redemption of redeemable common
  stock to  treasury                           --       --           26        51         --          --     26      (51)        --
Reissuance of treasury stock                   --       --           --        --         --          (4)   (40)      67         63
Conversion of redeemable
  common stock                                 --       --           11        11         --          --     --       --         11
Dividends on preferred stock                   --       --           --        --         --         (36)    --       --        (36)
Net income                                     --       --           --        --         --         530     --       --        530
                                             ----     ----       ------    ------      -----      ------    ---    -----     ------

Balance at September 30, 1995                  38      378        3,080     3,298        831         159     55      (92)     4,574

Cancellation of treasury stock                 --       --          (55)      (92)        --          --    (55)      92       --

Exercise of common stock options               --       --           62        35         --          --     --       --         35
Dividends on preferred stock                   --       --           --        --         --          (9)    --       --         (9)
Option offering costs                          --       --           --        --         (9)         --     --       --         (9)
Net income                                     --       --           --        --         --         175     --       --        175
                                             ----     ----       ------    ------      -----      ------    ---    -----     ------

Balance at December 31, 1995                   38     378         3,087     3,241        822         325     --       --      4,766

Exercise of common stock
  options (unaudited)                          --      --            82        83         --          --     --       --         83
Common stock issued for
  acquisition (unaudited)                      --      --            45       105         --          --     --       --        105
Dividends on preferred
  stock (unaudited)                            --      --            --        --         --         (18)    --       --        (18)
Option offering costs (unaudited)              --      --            --        --        (30)         --     --       --        (30)
Net income (unaudited)                         --      --            --        --         --         373     --       --        373
                                             ----    ----        ------    ------      -----      ------    ---    -----     ------
Balance at June 30, 1996
    (unaudited)                                38     $378        3,214    $3,429      $ 792      $  680     --    $  --     $5,279
                                             ====     ====       ======    ======      =====      ======    ===    =====     ======




                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                         F-23

                                          U.S. PAWN, INC. AND SUBSIDIARY
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       =====================================
                                                  (In Thousands)

                                              For the Three
                                               Months Ended               For the Years Ended                For the Six
                                               December 31,                  September 30,                      Ended
                                               ------------        ----------------------------------          June 30,
                                                   1995                1995                1994                  1996
                                               ------------        -------------       --------------        ------------
                                                                                                              (Unaudited)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
 Net income (loss)                             $       175         $         530       $          (97)        $        373
   Adjustments to reconcile net
    income to net cash provided
       by operating activities:
    Depreciation and amortization                       56                   214                   190                 119
    Interest receivable added to note
       receivable-related parties                   -                     -                        (25)              -
    Rent payments applied to note
       receivable-related parties                   -                         27                    57               -
    Write-off of design fees                        -                     -                         23               -
    Loss on sale of equipment                       -                     -                         13               -
    Deferred income taxes                              (17)                  106                   (32)                (38)
    Minority interest in subsidiary income          -                     -                      -                       9
    Changes in:
      Service charges receivable                        (1)                   17                    (9)                 (16)
      Inventory, excluding forfeited
       loan collateral                                 873                 3,132                 2,770                1,405
      Accounts receivable                               (9)                   84                   (29)                  23
      Prepaid expenses and other                         9                    27                   161                  (26)
      Accounts payable                                   9                   (27)                   30                   (6)
      Accrued expenses                                 (11)                  (57)                  148                  (32)
      Income taxes payable                             (81)                  162                -                        30
      Customer layaway deposits                          4                     9                   (15)                  (2)
                                                -----------        -------------        --------------         ------------
         Net Cash Provided by
           Operating Activities                      1,007                 4,224                 3,185                1,839
                                               -----------         -------------        --------------         ------------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
 Pawn loans made                                    (2,423)               (9,688)               (8,856)              (4,811)
 Pawn loans repaid                                   1,481                 6,122                 5,847                3,319
 Proceeds from sale of equipment                    -                         11                    68               -
 Purchase of property and
   equipment                                           (32)                 (249)                 (120)                 (80)
 Proceeds from notes receivable                         30                    90                -                    -
 Advances on notes
    receivable-related parties                      -                        (99)                 (282)              -
 Payments on note receivable - related parties      -                     -                     -                         4
 Proceeds to notes
    receivable-related parties                           1                     5                   176               -
 Proceeds from sale of AutoPawn                     -                         37                -                    -
 Decrease (Increase) in other assets                -                     -                     -                       (91)
 Acquisition of subsidiary company                  -                     -                     -                       (83)
                                               -----------         -------------        --------------         ------------
         Net Cash Used by Investing
          Activities                                  (943)               (3,771)               (3,167)              (1,742)
                                               -----------         -------------        --------------         ------------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
 Dividends paid                                         (9)                  (36)                  (36)                 (18)
 Issuance of notes payable and long-term debt          190                   689                   780                  351
 Payments on notes payable and long-term debt         (493)                 (805)                 (703)                (497)
 Payments on capital lease obligations              -                         (3)                  (61)              -
 Issuance of notes payable-related parties              22                    50                    21                   11
 Payments on notes payable-related parties          -                        (30)                  (42)                  (3)
 Purchase of treasury stock                         -                        (51)                  (23)              -
 Reissuance of treasury stock                       -                         64                -                    -
 Sale of common stock, net of offering costs            26                     8                    10               -
 Issuance of common stock, net of offering
    costs                                           -                     -                     -                       159
                                               -----------         -------------        --------------         ------------
      Net Cash Used Provided by
       Financing Activities                           (264)                 (114)                  (54)                   3
                                               -----------         -------------        --------------         ------------
NET INCREASE (DECREASE) IN CASH                       (200)                  339                   (36)                 100
CASH, beginning of period                              482                   143                   179                  282
                                               -----------         -------------        --------------         ------------

CASH, end of period                            $       282         $         482        $          143         $        382
                                               ===========         =============        ==============         ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:  See Note 15

                                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Activity
--------
U.S. Pawn, Inc., (the Company) was incorporated in the State of Colorado in March 1980. The Company is engaged in acquiring, establishing and operating pawnshops which lend money on the security of pledged tangible personal property to residents of Colorado. In addition, the Company offers for resale the personal property from forfeited loans, as well as merchandise purchased directly from customers and vendors. As of December 31, 1995, the Company operated eleven pawnshops in the Denver area and one pawnshop in Colorado Springs.

On July 21, 1995 the Company's board of directors approved a change in year end from September 30 to December 31 for the period ending December 31, 1995. The change in taxable year end has been approved by the Internal Revenue Service.

Effective February 1, 1996, the Company acquired 80% of the outstanding common stock of Advantage Pawn, Inc. (Advantage), a Wyoming corporation. Under the agreement, the sellers received $82,500 in cash, 45,000 shares of the Company's common stock valued at $2.333 per share in exchange for 80% of the outstanding Advantage common stock and $22,500 in cash in exchange for an agreement not to compete. The Company also agreed to guarantee $105,000 in liabilities of Advantage. The operations of Advantage are consolidated with the Company only from the applicable date of acquisition (see Note 16).

On August 2, 1996, the Company acquired three pawn shops, one in Ft. Collins, Colorado and two in Cheyenne, Wyoming. Substantially all of the assets of the three pawn shops were acquired for an aggregate purchase price of $775,000 (see
Note 16).

Unaudited Interim Financial Statements
--------------------------------------
In the opinion of management, the unaudited interim financial statements for the six month period ended June 30, 1996 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the result of the period. The results of operations for the interim period June 30, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

Consolidation
-------------
The Company and its subsidiary in which it exercises control through majority ownership is consolidated, and all intercompany accounts and transactions are eliminated. The acquisition of Advantage has been accounted for using the purchase method of accounting for business combinations and accordingly, the results of operations of Advantage are included in the Company's financial statements only from the applicable date of acquisition.

Minority Interest
-----------------
At June 30, 1996 the consolidated financial statements of the Company include 100% of the assets, liabilities and equity of Advantage which is owned 80% by the Company. Since the Company is the majority stockholder in Advantage, the remaining 20% ownership interests of the other stockholders have been recorded as minority interests. A minority interest in the amount of $29,000 (unaudited) was recorded at June 30, 1996.

                      U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pawn Loans and Income Recognition
---------------------------------
Pawn loans (loans) are generally made for a period of one to three months with an automatic 10-day extension period (loan term) on the pledge of tangible personal property. The pawn service charge is calculated as a percentage of the loan amount based on the size and duration of the loan. Pawn service charges on loans are recognized on a constant yield basis over the loan term.

If the loan is not repaid, the principal amount loaned plus accrued pawn service charges become the carrying value (cost) of the forfeited collateral (inventory) which is recoverable through sales to customers. Accordingly, the Company does not record loan losses or charge-offs on defaulted loans.

Concentrations of Credit Risk
-----------------------------
Financial instruments that potentially subject the Company to credit risk include notes receivable-related parties amounting to $311,000 at December 31, 1995 and $307,000, (unaudited) at June 30, 1996. The notes receivable are collateralized by real property, personal property and shares of common stock of the Company.

There are no concentrations of credit risk with respect to trade receivables. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Fair Values of Financial Instruments
------------------------------------
Pawn loans are outstanding for a relatively short period, generally 90 days or less. The rate of pawn service charge bears no relationship to interest rate market movements. Pawn loans may not be resold to anyone but a licensed pawnbroker. For these reasons, management believes that the fair value of pawn loans approximates their carrying value.

The Company's bank credit facilities bear interest at rates which adjust frequently based on market rate changes. Accordingly, management believes that the fair value of that debt approximates its carrying value. The fair value of investor notes payable was estimated based on market values for debt issues with similar characteristics, or interest rates currently available for debt with similar terms. Management believes that the fair value of those debts approximates its carrying value.

Customer Layaways
-----------------
Interim payments from customers on layaway sales are classified as customer deposits and subsequently recorded as sales during the period in which the final payment is received or when the deposit is forfeited.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory
---------
Inventory represents merchandise acquired from forfeited loans, merchandise purchased directly from the public and new merchandise purchased from vendors. Inventory is stated at the lower of cost (specific identification) or market.

Costs associated with the warehousing of merchandise, totaling approximately $61,000 and $61,000 (unaudited), at December 31, 1995 and June 30, 1996, respectively, are included in inventory.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Depreciation and amortization expense is generally provided on a straight-line basis using estimated useful lives of 5-10 years for equipment and 7-15 years for leasehold improvements. Depreciation and amortization expense of property and equipment was $56,000, $199,000, $175,000 and $111,000, (unaudited) for the three months ended December 31, 1995 and the years ended September 30, 1995 and 1994, and the six months ended June 30, 1996, respectively.

Intangible Assets
-----------------
Intangible assets consist primarily of costs in excess of net assets of pawnshops acquired and noncompete agreements with the previous owners of pawnshops acquired. The costs in excess of net assets acquired and the noncompete agreements are amortized on a straight-line basis over 10 years and over the term of the agreement of 10 years, respectively. Amortization expense of intangible assets was $4,000, $15,000, $15,000 and $8,000 (unaudited) at December 31, 1995 and September 30, 1995 and 1994, and June 30, 1996, respectively.

Income Taxes
------------
Effective October 1, 1991, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 did not have a material effect on the Company's financial statements, therefore there was no cumulative effect of this change in accounting for income taxes at October 1, 1991.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) Per Common Share
--------------------------------
Earnings (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted and primary earnings per common share are the same amounts for each of the periods presented.


Dilutive common equivalent shares consist of stock options and warrants and redeemable common stock (calculated using the treasury stock method). In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - ACCOUNTS RECEIVABLE

Major classifications of accounts receivable were as follows (in thousands):

                                                  December 31,      June 30,
                                                     1995             1996
                                                  -----------      ------------
                                                                   (Unaudited)
   Secured, employee receivable, bearing
     interest at 8%                                $       10       $       -
   Secured, employee receivable,
     noninterest bearing                                    3               2
   Trade receivables                                       25              40
   Other receivables                                       29              14
                                                   ----------       ---------
                                                           67              56
   Less allowance for doubtful accounts                   (32)            (43)
                                                   ----------       ---------

                                                   $       35       $      13
                                                   ==========       =========

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================

NOTE 3 - NOTES RECEIVABLE

Notes Receivable - Related Parties
----------------------------------
Notes receivable-related parties totaling $310,000 and $307,000 (unaudited) as of December 31, 1995 and June 30, 1996, respectively, consist of advances due from officers, stockholders and employees. These loans bear interest substantially at 8% per year and are due on various dates through October 1997. The notes are collateralized by the Company's common stock, options to purchase the Company's common stock, vehicles and second deeds of trust on real estate. As of December 31, 1995 and June 30, 1996 $241,000 and $242,000 (unaudited) was classified as current. Interest income received from related parties was approximately $1,300, $35,000, $56,000 and $10,000 (unaudited) for the three months ended December 31, 1995 and the years ended September 30, 1995 and 1994, and six months ended June 30, 1996, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                     December 31,     June 30,
                                                         1995          1996
                                                     -----------   -----------
                                                                   (Unaudited)
 Land                                                $       180   $      180
 Building                                                    270          270
 Equipment                                                   970        1,049
 Leasehold improvements                                      755          777
 Vehicles                                                     30           30
                                                     -----------   ----------
                                                           2,205        2,306
 Less accumulated depreciation and amortization             (956)      (1,067)
                                                     -----------   ----------

                                                     $     1,249   $    1,239
                                                     ===========   ==========

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consists of the following (in thousands):

                                              December 31,       June 30,
                                                  1995             1996
                                              ------------     ------------
                                                                (Unaudited)

  Accrued salaries and payroll taxes          $         72      $         57
  Accrued interest                                       7                14
  Other                                                 70                46
                                              ------------     -------------

                                              $        149     $         117
                                              ============     =============

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 6 - NOTES PAYABLE AND LONG-TERM DEBT

Notes Payable
-------------
Notes payable consist of the following
(in thousands):
                                                     December 31,    June 30,
                                                         1995           1996
                                                     -----------     ----------
                                                                     (Unaudited)
15% notes payable to various individuals
due prior to  September  1996;  interest
payable monthly, quarterly and annually;
unsecured.                                            $     538        $   808

Bank  line  of  credit   agreement   for
$650,000,  due April 1,  1996;  variable
interest  rate is 2%  above  the  bank's
base rate which was 11% and at  December
31,  1995 and June  30,  1996,  interest
payable  quarterly;   collateralized  by
accounts  receivable,   service  charges
receivable,   pawn   loans,   inventory,
equipment,   real   estate  and  general
intangibles;  guaranteed  by a  majority
stockholder/officer.  The loan restricts
certain   changes   in   the   Company's
ownership    structure,    payments   of
dividends,  dealings  with  insiders and
restricts incurring debt and disposal of
assets.                                                     349             23
                                                      ---------        --------

                                                      $     887        $   831
                                                      =========        =======

Notes Payable-Related Parties
-----------------------------
The  Company  has  notes  payable  to  related   parties,   who  are  employees,
stockholders or family members, which are due on dates ranging from February 1996 to December 1996 totaling $419,000 and $433,000 (unaudited) as of December 31, 1995, and June 30, 1996, respectively, all of which is current. These notes have interest rates of 15% per annum, payable monthly and are unsecured. These notes are subordinated to the current bank line-of-credit.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================



NOTE 6 - NOTES PAYABLE AND LONG-TERM DEBT (Continued)

Long-Term Debt
--------------


Notes  payable  to  an  individual   due
January 31, 1997;  interest  rate of 15%
per annum, due monthly; unsecured.               $       50        $      50

Notes  payable to a finance  company due
on dates  ranging from  December 1995 to
November 1996; variable interest rate of
3% above Bank of America's prime rate of
8.5% at December 31, 1995 with a minimum
of 8% and a maximum of 14.5%,  principal
and interest of $4,782 payable  monthly;
collateralized by computer equipment.                    21                8
                                                 ----------        ---------
                                                         71               58
Less   current   portion                                (21)             (58)
                                                 ----------       ----------

                                                 $       50       $        -
                                                 ==========       ==========
Maturities of long-term debt are as follows (in thousands):

        1997                                     $       50       $        -
                                                 ==========       ==========


Interest expense incurred on notes payable and long-term debt was $52,000, $241,000, $204,000 and $102,000 (unaudited), at December 31, 1995 and September
30, 1995 and 1994, and June 30, 1996, respectively. Included in interest expense were amounts paid to related parties of approximately $16,000, $59,000, $68,000 and $35,000 (unaudited) at December 31, 1995, and September 30, 1995 and 1994, and June 30, 1996, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------
The Company leases one pawnshop facility from its majority stockholder\officer and its other pawnshop facilities from unrelated parties expiring in various years through 2002. Utilities, insurance and taxes are paid by the Company for all of the pawnshop facilities. The majority of the operating leases provide for an option to renew for one additional period of five years at the fair market value at the time of renewal.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================



NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

Future minimum lease payments under noncancelable leases are as follows for each of the years ending December 31 (in thousands):


                                      Related         Non-Related
                                       Party            Parties             Total
                                    -----------       -----------        -----------
         1996                       $        79        $      392        $       471
         1997                                79               265                344
         1998                                87               200                287
         1999                                87               150                237
         2000                                87                76                163
         Thereafter                         175               226                401
                                    -----------        ----------        -----------

                                    $       594        $    1,309        $     1,903
                                    ===========        ==========        ===========

Total future minimum lease payments above include $44,000 of noncancelable sublease payments to be received from the AutoPawn sublease.

The   Company's   majority   stockholder/officer   has   personally   guaranteed
approximately $297,000 of the above lease payments to nonrelated parties.

Rent expense was $115,000,  $535,000,  $608,000 and $250,000 (unaudited) for the three months ended December 31, 1995 and the years ended September 30, 1995 and 1994, and the six months ended June 30, 1996, respectively. Included in rent expense were amounts paid to the Company's majority stockholder of $20,000, $124,000, $85,000 and $40,000 (unaudited) for the three months ended December 31, 1995 and the years ended September 30, 1995 and 1994, and the six months ended June 30, 1996.

Litigation
----------
On February 27, 1996, a former officer\director of the Company filed a lawsuit alleging breach of the terms of a certain Stock Registration Agreement between the former officer\director and the Company. Management believes the lawsuit does not have merit, does not expect an unfavorable result and intends to contest the action vigorously (see Note 16).

The Company is also party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

Insurance
---------
For the most part, the Company does not maintain robbery and burglary insurance for personal property losses as management believes that the risk of loss does not justify the premium cost of coverage. Insurance is provided to insure against casualty loss and against general business liability claims. Costs resulting from uninsured property losses will be charged against income upon occurrence. No material amounts for uninsured property losses were charged to operations for any of the periods presented.

NOTE 8 - INCOME TAXES

The provision for income taxes consists of the following (in thousands):


                                   Three Months                      Years Ended                     For the Six
                                      Enced                         September 30,                    Months Ended
                                   December 31,        --------------------------------------          June 30,
                                      1995                   1995                  1994                  1996
                                 ---------------       ----------------      ----------------      ----------------
                                                                                                      (Unaudited)
         Current                 $           128       $            162      $         -           $            246
         Deferred                            (17)                   106                   (32)                  (38)
                                 ---------------       ----------------      ----------------      ----------------

         Provision (Benefit)     $           111       $            268      $            (32)     $            208
                                 ===============       ================      ================      ================



The components of deferred tax assets and (liabilities) are as follows (in thousands):

                                     December 31,            June 30,
                                         1995                  1996
                                   ----------------      ---------------
                                                           (Unaudited)
  Total deferred
    tax assets                     $             11      $             11
  Total deferred
    tax (liabilities)                          (142)                 (104)
                                   ----------------      ----------------

  Net deferred tax
    (liabilities)                  $           (131)     $            (93)
                                   ================      ================

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================

NOTE 8 - INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and (liabilities) are as follows (in thousands):

                                                December 31,        June 30,
                                                    1995              1996
Temporary differences:                          ------------     -------------
    Change in tax accounting                                      (Unaudited)
      method for service
      charges receivable                        $       (88)              (76)

    Property and equipment                              (23)               (6)
    Inventory                                           (21)              (21)
    Other                                                 1                10
                                                -----------      ------------

                                                $      (131)     $        (93)
                                                ===========      ============

The components of deferred income tax (benefit) expense are as follows (in thousands):

                                 Three Months                    Years Ended                  Six Months
                                     Ended                      September 30,                     Ended
                                 December 31,        ----------------------------------          June 30,
                                     1995                 1995                1994                1996
                                 -------------       --------------      --------------       --------------
                                                                                               (Unaudited)
  Depreciation and
    amortization                 $          (8)      $          (29)     $          (10)     $          (19)
  Change in tax
    accounting method for
    service charges receivable              (8)                 (32)                (37)                (17)
  Inventory warehousing costs           -                        (9)                 (6)             -
  Restructuring costs                   -                        43                 (42)             -
  Other                                     (1)                   1                  20                  (2)
  Utilization of net operating
    loss carryforward                   -                       132                  43              -
                                 -------------       --------------      --------------      --------------

                                 $         (17)      $          106      $          (32)     $          (38)
                                 =============       ==============      ==============      ==============



                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ==========================================

NOTE 8 - INCOME TAXES (Continued)

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense for the periods ended (in thousands):

                                             Three Months               Years Ended                Six Months
                                               Ended                   September 30,                 Ended
                                             December 31,        -------------------------          June 30,
                                                 1995             1995              1994              1996
                                             ------------        -------------------------         ------------
                                                                                                    (Unaudited)
Tax expense (benefit) at
  federal statutory rates                       $  97             $ 271             $ (44)            $ 201
Increase (decrease) resulting from:
  State tax - net                                  15                 3                (6)               30
  Nondeductible items                            --                   1                 6              --
  Depreciation and amortization                    (9)              (13)                9               (18)

  Change in tax accounting method
    for pawn service charges                        8                32                37                16
  Reserve method for bad debts                      3                 3                (3)                2
  Restructuring costs                            --                 (42)               42              --
  Inventory warehousing costs                    --                   8                 5              --
  Other                                            14                43                 2                15
  (Benefit) of net operating
    loss carryforward                            --                (144)              (48)             --
                                                -----             -----             -----             -----

                                                $ 128             $ 162             $  --             $ 246
                                                =====             =====             =====             =====


Effective October 1, 1992, the Company changed its income tax method of accounting for pawn service charges from the cash basis to the accrual method of accounting. The cumulative effect of this change of approximately $564,000 is included in taxable income over six years on a straight-line basis beginning September 30, 1993.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

                   ===========================================


NOTE 9 - REDEEMABLE COMMON STOCK

On February 17, 1994 the Company retired a note payable to a stockholder in the amount of $115,000 with a note receivable due from the same stockholder in the amount of $29,000 and the remaining amount of $86,000 was converted to 53,170 shares of the Company's common stock ($1.62 per share).

Under the terms of the agreement, the Company was required to repurchase the redeemable common stock at the stockholder's request at the market value on the date of request. The repurchase agreement was limited to a maximum of $75,000 for a period of two years. During 1994 and 1995 the stockholder requested the Company to redeem 16,745 shares for a total of $24,000 and 25,966 shares for a total of $51,000, respectively (see Note 11). The remaining 10,459 shares of redeemable common stock were cancelled and re-issued as common stock in the amount of $11,000 ($1.06 per share). As of December 31, 1995 there were no shares of redeemable common stock outstanding.

NOTE 10 - REDEEMABLE PREFERRED STOCK

The Company has authorized 1,000,000 shares of $10 par value, redeemable preferred stock. The preferred stock is redeemable only at the Company's option at par value. The preferred stock is nonvoting, cumulative, pays a monthly dividend at an annual rate of 9.5% and has the same rights in the event of liquidation as the common stockholders.

NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS

In connection with a July 1993 private placement offering, the Company issued to an underwriter warrants to purchase up to 127,026 shares of common stock until July 31, 1998 at an exercise price of $3.00 per share. No warrants have been exercised at December 31, 1995.

Employee Incentive Stock Option Plan
------------------------------------
In 1988 the Company's Board of Directors adopted the 1988 Employee Incentive Stock Option Plan (1988 Plan) under which 125,000 shares of the Company's common stock were reserved for issuance at prices not less than the fair market value on the date of grant which were registered on September 11, 1990. For options granted to an employee owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock on the date of grant. The options may be exercised 331/3% for each year of continuous service beginning one year from the date of grant, unless otherwise specified by the Company's board of directors. The options expire within six years of the date of grant and must be exercised within four years from the date of grant or within 90 days of termination.

                         U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

                   ===========================================


NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (Continued)

During 1994, the Company's board of directors approved a proposal to increase the number of shares reserved under the 1988 Plan by 1,074,833 which was later rejected during 1995. On March 25, 1995, the Company's Board of Directors increased the number of shares reserved under the 1988 plan to 275,000. On July 25, 1995, the Company registered the 150,000 additional shares reserved under the 1988 Plan. On September 30, 1995, pursuant to its express authority under the 1988 Plan, the Company's board of directors extended the expiration period to ten years and the exercise period to eight years for certain options previously granted under the 1988 Plan.

A summary of stock option activity under the 1988 Plan is as follows:

                                                                          Outstanding Options
                                                                  -------------------------------------
                                            Reserved                                       Price Per
                                             Shares                Shares                    Share
                                            --------              --------             ----------------

Balance, September 30, 1993                   115,167                45,925            $       .68-5.12

Reserved                                    1,074,833                  --                      --
Granted                                          --               1,127,500            $       1.81-1.87
Exercised                                     (15,000)              (15,000)           $       .68-1.12
Expired                                          --                (697,175)                   --
                                            ---------             ---------

Balance at
  September 30, 1994                        1,175,000               461,250            $       1.12-5.12

Reserved                                      150,000                  --                       --
Adjustment to reserve                      (1,074,833)                 --                       --
Adjustment to grant                              --              (1,050,000)           $            1.81
Adjustment to expiration                         --                 649,875                     --
Granted                                          --                  32,000            $            2.06
Expired                                          --                    (125)                    --
                                            ---------             ---------

Balance at
  September 30, 1995 and                      250,167                93,000            $       1.12-5.12
    December 31, 1995

Exercised (unaudited)                          (4,667)               (4,667)           $            1.87
Expired (unaudited)                              --                  (3,333)                    --
                                            ---------             ---------

Balance at
  June 30, 1996 (unaudited)                   245,500                85,000            $       1.12-5.12
                                            =========             =========

                        U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================


NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (Continued)

During 1994 the Company's board of directors granted options, subject to stockholder approval, under the 1988 Plan for 600,000 shares of the Company's common stock to the majority stockholder/officer and 450,000 shares of the Company's common stock to an officer who was terminated in July 1994. The option for 450,000 shares was not submitted to the stockholders for approval as the officer was terminated in July 1994 and, therefore, the option expired. The option for 600,000 shares was approved by the stockholders on March 25, 1995. However, the Company's board of directors later determined that the 1988 Plan was not the appropriate vehicle for the grant, and instead implemented the
stockholders   intent  through  a  separate  option  agreement  (the  "Executive
Option").

At December 31, 1995 and June 30, 1996 (unaudited), options for 60,083 shares were exercisable and 157,167 shares were available for future grants under the 1988 Plan.

Directors' Stock Option Plan
----------------------------
On October 21, 1991 the Company's Board of Directors adopted a Directors' Stock Option Plan (Directors' Plan) effective October 16, 1989 under which 75,000 shares of the Company's common stock are reserved for issuance at prices not less than the fair market value on the date of grant. All of the Company's directors are eligible to participate. The options must be exercised within five years from the date of grant or within 30 days of termination.

A summary of stock option activity under the Directors' Plan is as follows:



                                                           Outstanding Options
                                                       ---------------------------------

                                          Reserved                          Price Per
                                          Shares          Shares              Share
                                      -------------    ------------        -------------

  Balance at
    September 30, 1993 and 1994              75,000          62,500        $   2.00-4.36
  Expired                                    -              (12,500)              -
                                      -------------    ------------

  Balance at                                 75,000          50,000        $   2.00-4.36
    September 30, 1995,               =============    ============
    December 31, 1995 and
    June 30, 1996 (unaudited)



At December 31, 1995 and June 30, 1996 options for 50,000 shares were exercisable and 12,500 were available for future grants under the Directors' Plan. On October 9, 1996 the Company filed a registration statement for 50,000 shares underlying the outstanding options.

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================


NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (Continued)

1994 Director's Stock Option Plan
---------------------------------
On March 25, 1994 the Company's Board of Directors adopted the 1994 Directors' Stock Option Plan (1994 Plan), subject to stockholder approval, under which 300,000 shares of the Company's common stock were reserved for issuance at prices not less than the fair market value of the common stock on date of the grant. For options granted to a director owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock on the date of grant. All of the Company's directors were eligible to participate. The options were to be exercised within 10 years from the date of grant or within six months of termination. On March 26,1994 the Company's board of directors granted options for 300,000 shares of the Company's common stock at an exercise price of $1.81 per share.

On January 20, 1995 the Company's board of directors rescinded the 1994 Plan and all options granted thereunder.

1995 Directors' Stock Option Plan
---------------------------------
On July 21, 1995 the Company's board of directors adopted the 1995 directors' stock option plan (1995 Plan), subject to stockholder approval, under which 90,000 shares of the Company's common stock were reserved for issuance at prices not less than the fair market value on the date of the grant. For options granted to a director owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock on the date of grant. All of the Company's directors are eligible to participate. The options must be exercised within 10 years of the date of grant or within six months of termination. At December 31, 1995 and June 30, 1996 no options had been granted under the 1995 Plan and 90,000 shares were available for future grants.

On June 22, 1996 the shareholders approved the 1995 Plan. As of June 30, 1996, 18,000 options have been granted under the 1995 Plan and 72,000 were available for future grants (unaudited).

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================


NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (Continued)

Management  Incentive  Stock Option Plan
--------------------------------------
During 1990 the Company's Board of Directors adopted the 1990 Management Incentive Stock Option Plan (1990 Plan) under which 150,000 shares of the Company's common stock were reserved for issuance at prices not less than the fair market value of the common stock on the date of the grant. For options granted to a management employee owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock on the date of the grant originally under the Plan. The options had to be exercised 331/3% for each year of continuous service beginning one year from the date of the grant, unless otherwise specified by the Company's board of directors. The options must be exercised within three years from the date of grant or within 30 days of termination. During 1994, the Company's Board of Directors approved a proposal to increase the number of shares reserved under the 1990 Plan by 112,500 and to extend the option period an additional six years. The proposal was rejected during 1995. On July 25, 1995 the Company registered 150,000 shares previously granted under the 1990 Plan.

A summary of the stock option activity under the 1990 Plan is as follows:

                                                                    Outstanding Options
                                                             ----------------------------------
                                               Reserved                            Price Per
                                                Shares          Shares               Share
                                              ----------     ------------        --------------
         Balance at
          September 30, 1993                     125,000          212,500        $     .50-2.12

         Reserved                                112,500           -                     -
         Expired                                  -               (62,500)               -
                                              ----------     -------------

         Balance at
           September 30, 1994                    237,500          150,000        $      .50-.62

         Reserved                                 25,000           -                     -
         Adjustment to reserve                  (112,500)          -                     -
         Exercised                               (16,000)         (16,000)       $          .50
                                             -----------    -------------

         Balance at
           September 30, 1995                    134,000          134,000        $      .50-.62

         Exercised                               (62,000)         (62,000)       $      .50-.62
                                             -----------    -------------

         Balance at
           December 31, 1995                      72,000           72,000        $          .62

         Exercised (unaudited)                   (47,000)         (47,000)       $          .62
                                             -----------    -------------
         Balance at
           June 30, 1996 (unaudited)              25,000           25,000        $          .62
                                             ===========    =============



                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================


NOTE 11 - COMMON STOCK, OPTIONS AND WARRANTS (Continued)

During 1995 the Company's Board of Directors, pursuant to its express authority under the 1990 Plan, extended option periods to August 1, 1996 for an option to purchase 50,000 shares of the Company's common stock at $.625 per share and an option to purchase 50,000 shares of the Company's common stock at $.50 per share previously granted to an officer who was terminated in July 1994. On September 30, 1995 the Company's board of directors, pursuant to its express authority under the 1990 Plan, extended the expiration period to ten years and the exercise period to eight years for an option to purchase 50,000 shares of the Company's common stock at $.625 per share previously granted to the majority stockholder/officer.

At December 31, 1995 and June 30, 1996 options for 72,000 and 25,000 (unaudited) shares, respectively, were exercisable and no shares are available for future grants under the 1990 Plan.

On February 1, 1996, options for 30,000 shares were exercised for $.62 per share or $19,000 and on April 17, 1996 options for 17,000 shares were exercised at $0.62 for $11,000 (unaudited).

Executive Option
----------------
On March 25, 1995, the stockholders approved a proposal authorizing the Company's board of directors to grant the majority stockholder/officer options to purchase up to 200,000 shares of the Company's common stock for $1.81 per share exercisable until March 25, 2004, each year for three years commencing from March 24, 1994. The number of shares granted in each year's option may be further limited based upon the Company's operating results for the years ending September 30, 1994, 1995 and 1996. No grant was made for the year ended September 30, 1994 due to the Company's failure to meet the required minimum profitability goal.

On September 30, 1995 the Company's board of directors granted an option to the majority stockholder/officer for 125,000 shares of the Company's common stock at an exercise price of $1.81 expiring within ten years of the date of grant or within 90 days of termination. The option was granted based on the Company achieving certain profitability goals for the year ended September 30, 1995. At December 31, 1995 and June 30, 1996 (unaudited) the option for 125,000 shares was exercisable and 200,000 shares were available for a future grant.

NOTE 12 - TREASURY STOCK

As of December 31, 1995, 54,511 shares of treasury stock which were valued at $91,581 were cancelled.

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================

NOTE 13 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to financial statements, the following related party transactions have occurred:

Two stockholders/directors of the Company are attorneys who have provided certain legal services to the Company. Legal fees incurred totaled approximately $6,000, $27,000, $22,000 and $14,000 (unaudited) for the three months ended December 31, 1995 and the years ended September 30, 1995 and 1994, and the six months ended June 30, 1996, respectively.

A stockholder of the Company provided construction services to the Company in the form of repairs, maintenance and leasehold improvements totaling $18,000 and $27,000 for the years ended September 30, 1995 and 1994, respectively.

In March of 1995 the Company purchased a building and land from a majority stockholder/officer of the Company for $450,000 of which $143,000 was paid in cash and the remaining $307,000 was applied to reduce the majority stockholder/officer's note receivable (see Note 14). According to an independent appraisal dated March 1994, the market value of the building and land was appraised at $380,000 and a leased/income value of $438,000 to $470,000.

NOTE 14 - RESTRUCTURING COSTS

On September 30, 1994 the Company's Board of Directors approved a restructuring plan to reduce costs, thereby achieving the Company's goal to increase profitability. In order to achieve this goal, the Plan provided for:

  1) the elimination of the positions of executive vice president and vice president of operations;
  2) the elimination of the assistant controller position and a computer services support position;
  3)  the relocation of the corporate offices;
  4)  an incentive compensation bonus based on profitability for store managers;
  5)  the sale of AutoPawn assets; and
  6)  the implementation of additional cost containment strategies.

Subject to the provisions of the plan the Company terminated its executive vice president and vice president of operations as of September 30, 1994.

On December 20, 1994 the Company sold its AutoPawn inventories and "Contracts to purchase" (pawn loans) for motor vehicles located at the AutoPawn location for cash of $37,000 and a noninterest bearing note receivable of $120,000 payable in 12 monthly installments of $10,000 each beginning January 1, 1995 and maturing on December 1, 1995.

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================

NOTE 14 - RESTRUCTURING COSTS (Continued)

Under the plan the Company incurred the following restructuring costs as of September 30, 1994 (in thousands):

         Severance payments to employees                           $    54
         Corporate office relocation:
            Broker's commissions                           30
            Unamortized leasehold improvements             21
            Settlement of current lease                    11
         Loss on sale of excess furniture                   2           64
                                                       ------
         Loss on sale of AutoPawn assets                                61
                                                                    ------

         Total Restructuring Costs                                  $  179
                                                                    ======

The Company incurred total restructuring costs of $179,000 of which severance payments to employees in the amount of $54,000 were paid at September 30, 1994. No additional restructuring costs were incurred during 1995 or 1996.

NOTE 15 SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR
               NONCASH INVESTING AND FINANCING ACTIVITIES

During 1994 notes payable of $123,000 were incurred to acquire computer equipment and vehicles.

On February 17, 1994 the Company retired the balance of a note payable to a stockholder in the amount of $115,000 with a note receivable from the same stockholder of $29,000 and issued 53,170 shares of redeemable common stock ($1.62 per share) for $86,135.

During 1994 the Company applied a credit for the return of merchandise totaling $4,000 to reduce a note receivable from a stockholder.

During 1994 an employee exercised an option to purchase 3,750 shares of common stock totaling $4,000 ($1.12 per share) with an advance on his note receivable.

Employees purchased merchandise totaling $14,000 with advances on their notes receivable during 1994.

During the year ended September 30, 1994 the Company applied a credit for the return of merchandise totaling $9,000 to reduce a note receivable from a stockholder.

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================

NOTE 15 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR
          NONCASH INVESTING AND FINANCING ACTIVITIES (Continued)

During the year ended September 30, 1995 the Company purchased one of the stores it was leasing from its majority stockholder/officer and thereby reduced his note receivable by $307,000 (see Note 13).

During the year ended September 30, 1995 the Company offset deferred note payments from a related party against accrued interest receivable on his note receivable.

During the year ended September 30, 1995 the Company discharged the $125,000 of accrued restructuring costs recognized during 1994 of which $92,000 was comprised of the following non-cash transactions:

1) During 1995 the Company sold equipment with a net book value of $4,000, inventories of $143,000, pawn loans of $31,000 and service charges receivable of $2,000 relating to motor vehicles located at the AutoPawn location for a $120,000 note receivable resulting in a loss of $61,000 which was included in accrued restructuring costs;

2) During 1995 the Company abandoned leasehold improvements with a net book value of $21,000 resulting in a loss of $21,000 which was included in accrued restructuring costs;

3) During 1995 the Company sold equipment with a net book value of $12,000 which resulted in a loss of $2,000 which was included in accrued restructuring costs; and

4) During 1995 the Company applied a $8,000 deposit as rent to terminate its corporate office lease which was included in accrued restructuring costs.

During the three months ended December 31, 1995, the years ended September 30, 1995 and 1994, and the six months ended June 30, 1996, the company transferred $849,000, $ 2,965,000, $3,427,000 and $1,643,000 (unaudited), respectively, of forfeited pawn loan collateral to inventory.

                                                                   Ended
                                                                September 30,
                                       December 31,    ------------------------------    June 30,
                                           1995            1995             1994           1996
                                       ------------    -------------    -------------   -------------
                                                                                        (Unaudited)
Cash paid during the
  period for interest                  $     50,000    $     224,000    $     201,000   $     95,000
                                       ============    =============    =============   ============

Cash paid during the
  period for income
  taxes                                $    209,000    $    -           $    -          $   221,000
                                       ============    =============    ==============  ===========



                                                      F-44

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================

NOTE 16 - SUBSEQUENT EVENTS

Consulting and Stock Option Plan
--------------------------------
On January 27, 1996, the Company's board of directors adopted the 1996 Consultant's Stock Option Plan (1996 Plan) for benefit of consultants and others providing services to the Company under which 500,000 shares were reserved for issuance at prices not less than 75% of the fair market value at the date of grant of which 250,000 shares were registered on February 7, 1996 by a form S-8 registration statement. Options must be exercised within 12 months following the date of grant and the optionee must exercise options during employment or service to the Company or within 30 days of termination of such service or employment of consultants or employees are terminated for cause, any unexercised options are cancelled as of the date of termination.

On February 7, 1996, 250,000 options were issued at exercise prices of $1.50 for 150,000 options; $2.50 for 50,000 options and $3.50 for the remaining 50,000 options.

Acquisitions
------------

Advantage
---------
In January, 1996 the Company agreed to acquire 80% of the outstanding common stock of Advantage Pawn, a Wyoming corporation for $187,500 as follows: $82,500 in cash and $105,000 of common stock of the Company. In addition, the sellers will be paid $22,500 for an agreement not to compete and will receive employment agreements. The Company has further agreed to guarantee $105,000 of the debts of the acquiree.

The unaudited balance sheet as of December 31, 1995 is as follows (in thousands):

                                     ASSETS
                                     ------

   Current assets                                         $          234
   Equipment and other, net                                           19
                                                          --------------
      Total Assets                                        $          253
                                                          ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

   Current liabilities                                    $           34
   Notes payable and long-term debt                                  134
                                                          --------------
      Total Liabilities                                              168

   Stockholders' Equity                                               85
                                                          --------------
      Total Liabilities and
          Stockholders' Equity                            $          253
                                                          ==============

                       U. S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                   ===========================================


NOTE 16 - SUBSEQUENT EVENTS (Continued)

The unaudited statement of operation for the initial twelve months ended December 31, 1995 is as follows (in thousands):

   Revenues:
      Sales                                             $        201
      Pawn service charges                                        74
      Other                                                        1
                                                        ------------

      Total Revenues                                             276
                                                        ------------
   Cost of Sales and Expenses
      Cost of sales                                              114
      Operations                                                  11
      Administration                                              91
      Interest                                                     8
      Depreciation and amortization                                3
                                                        ------------

      Total Costs and Expenses                                   227
                                                        ------------
   Net Income Before Income Taxes                                 49

   Income taxes                                                   (7)
                                                        ------------

      Net Income                                        $         42
                                                        ============

The acquisition will be accounted for as a purchase which will recognize approximately $109,000 in goodwill.

City National Pawn, the Division (Unaudited)
--------------------------------------------
On August 2, 1996, the Company acquired three pawn shops, one in Ft. Collins, Colorado and two in Cheyenne, Wyoming. Substantially all of the assets of the three pawn shops were acquired for an aggregate price of $775,000, $225,000 paid in cash was generated by operations and $550,000 paid in cash was from increases in notes payable.

                                          U.S. PAWN, INC. AND SUBSIDIARY
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 DECEMBER 31, 1995
                                    ===========================================

NOTE 16 - SUBSEQUENT EVENTS (Continued)

                                          U.S. PAWN, INC. AND SUBSIDIARY
                             UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                 DECEMBER 31, 1995
                             =========================================================
                                                  (In Thousands)

                                                                                              City National,
                                                                   Advantage                  the Division       Pro Forma
                                                                   Pro Forma  City National,    Pro Forma      Consolidated
                                    U.S. Pawn        Advantage    Adjustments  the Division     Adjustments     Balance Sheet
                                    ---------        ---------    -----------  ------------     -----------     -------------

CURRENT ASSETS                         $5,104         $ 235         $(133)        $  559          $  (297)        $5,468
PROPERTY AND EQUIPMENT, net             1,249           18            --             67              (24) (2)      1,310
NOTES RECEIVABLE -
   RELATED PARTIES                         69          --             --             --               --              69
INTANGIBLE ASSETS, net                    134          --             23 (3)         --               10 (3)         523
                                                                     109 (3)                         247 (3)
OTHER ASSETS                               20          --             --             --               --              20
                                       ------         -----         ------         -----         -------          ------
                                       $6,576         $ 253         $  (1)         $ 626         $   (64)         $7,390
                                       ======         =====         ======         =====         =======          ======

CURRENT LIABILITIES                    $1,630         $  26         $ --           $  19         $    (7)         $1,668
LONG-TERM DEBT,
   less current portion                    50           134           (32) (4)       --              550 (2)         702
DEFERRED INCOME TAXES                     131          --             --             --               --             131
MINORITY INTEREST
   IN SUBSIDIARY                         --            --              19 (10)       --               57 (10)         76
STOCKHOLDERS' EQUITY                    4,765            93            12            607            (664)          4,813
                                       ------         -----        ------          -----         -------          ------
                                       $6,576         $ 253        $   (1)         $ 626         $   (64)         $7,390
                                       ======         =====        =======         =====         =======          ======


                                                      U.S. PAWN, INC. AND SUBSIDIARY
                                    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  FOR THE YEAR ENDED DECEMBER 31, 1995
                                    ===================================================================
                                                (In Thousands, Except for Per Share Data)

                                             U.S. Pawn       U.S. Pawn       U.S. Pawn       U.S. Pawn
                                           Three Months   Twelve Months     Three Months   Twelve Months
                                               Ended           Ended           Ended            Ended        U.S. Pawn
                                           December 31,    September 30,    December 31,     December 31,    Pro Forma
                                              1995             1995            1994            1995         Adjustments
                                           ------------    -------------    ------------    -------------   -----------
REVENUES                                     $ 2,579           $9,510          $2,461          $9,628         $    --
COST OF SALES AND EXPENSES                     2,293            8,712           2,271           8,734              --
                                             -------           ------          ------          ------          ------
INCOME FROM OPERATIONS                           286              798             190             894              --
PROVISION FOR INCOME TAXES                       111              268              61             318             (48)(8)
                                             -------           ------          ------          ------          ------
INCOME BEFORE MINORITY INTEREST                  175              530             129             576              48
MINORITY INTEREST INCOME                          --               --              --              --             --
                                             -------           ------          ------          ------          ------
NET INCOME                                       175              530             129             576              48
DIVIDENDS ON PREFERRED STOCK                       9               36               9              36              --
                                             -------           ------          ------          ------          ------
NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDERS                       $   166           $  494          $  120          $  540          $   48
                                             =======           ======          ======          ======          ======
EARNINGS PER COMMON SHARE                    $  0.05                                           $ 0.17
                                             =======                                           ======
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                   3,103                                            3,103
                                             =======                                           ======


                                            F-47 (Continued on following page)

                                                      U.S. PAWN, INC. AND SUBSIDIARY
                                    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  FOR THE YEAR ENDED DECEMBER 31, 1995
                                    ===================================================================
                                               (In Thousands, Except for Per Share Data)


                                                                          City National,                      Pro Forma
                                         Advantage                         the Division     City National,   Twelve Months
                                         Year Ended        Advantage        Year Ended       the Division       Ended
                                        December 31,       Pro Forma       December 31,       Pro Forma      December 31,
                                           1995           Adjustments         1995           Adjustments         1995
                                        -----------       -----------      ------------      -----------     ------------

REVENUES                                  $  276          $    --          $   1,089          $     --         $ 10,993
COST OF SALES AND EXPENSES                   227               12                932                49            9,954
                                          ------          -------          ---------          --------         --------
INCOME FROM OPERATIONS                        49              (12)               157               (49)           1,039
PROVISION FOR INCOME TAXES                     7                6 (8)             --                40 (8)          323
                                          ------          -------          ---------          --------         --------
INCOME BEFORE MINORITY INTEREST               42              (18)               157               (89)             716
MINORITY INTEREST INCOME
                                              --               (5) (10)           --                (7) (10)        (12)
                                          ------          -------          ---------          --------         --------
NET INCOME                                    42              (23)               157               (96)             704
DIVIDENDS ON PREFERRED STOCK                  --               --                 --                --               36
                                          ------          -------          ---------          --------         --------
NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDERS                        42          $   (23)          $    157          $    (96)        $    668
                                          ======          =======           ========          ========         ========
EARNINGS PER COMMON SHARE                                                                                      $   0.21
WEIGHTED AVERAGE NUMBER OF                                                                                     ========
   COMMON SHARES OUTSTANDING                                                                                      3,148
                                                                                                               ========


                                          F-47 (Continued from previous page)


                                          U.S. PAWN, INC. AND SUBSIDIARY
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 DECEMBER 31, 1995
                                    ===========================================

NOTE 16 - SUBSEQUENT EVENTS (Continued)

                                         U.S.PAWN, INC. AND SUBSIDIARY
                            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                 JUNE 30 1996
                            ========================================================
                                                (In Thousands)

                                                                            City National,
                                                                             the Division          Pro Forma
                                                        City National,        Pro Forma           Consolidated
                                         U.S. Pawn       the Division        Adjustments          Balance Sheet
                                       -------------    --------------     ---------------        -------------

CURRENT ASSETS                         $        5,401     $       619    $        (369)           $       5,651
PROPERTY AND EQUIPMENT, net                     1,239              60              (17) (2)               1,282
NOTES RECEIVABLE -
   RELATED PARTIES                                 65          -                -                            65
INTANGIBLE ASSETS, net                            277          -                    10 (3)                  534
                                                                                   247 (3)
OTHER ASSETS                                       35               1               (1)(4)                   35
                                       --------------     -----------    -------------            -------------
                                       $        7,017     $       680    $        (130)           $       7,567
                                       ==============     ===========    =============            =============
CURRENT LIABILITIES                             1,616              16              (16)                   1,616
LONG-TERM DEBT, less current portion                -               -              550 (2)                  550
DEFERRED INCOME TAXES                              93               -               -                        93
MINORITY INTEREST IN SUBSIDIARY                    29               -               57                       86
STOCKHOLDERS' EQUITY                            5,279             664             (721)                   5,222
                                       --------------     -----------    -------------            -------------
                                       $        7,017     $       680    $        (130)           $       7,567
                                       ==============     ===========    =============            =============

                                                       U.S. PAWN, INC. AND SUBSIDIARY
                                    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                    ==================================================================
                                                (In Thousands, Except for Per Share Data)

                                                                                                     City
                                                                                                    National,             Pro Forma
                                             U.S. Pawn                    Advantage               the Division  City        Twelve
                                             Six Months                  One Month                 Six Months  National,    Months
                                               Ended      U.S. Pawn        Ended     Advantage       Ended   the Division    Ended
                                              June 30,    Pro Forma      January 31,  Pro Forma     June 30,  Pro Forma     June 30,
                                               1996      Adjustments       1996     Adjustments      1996     Adjustments     1996
                                            ----------   -----------     ---------- -----------   ---------- ------------ ----------
REVENUES                                      $ 4,922       $    --        $   39      $   --       $  578      $  --      $ 5,539
COST OF SALES AND EXPENSES                      4,332            --            23          --          485          44       4,884
                                              -------       -------        ------      ------       ------      ------     -------
INCOME FROM OPERATIONS                            590            --            16          --           93         (44)        655
PROVISION FOR INCOME TAXES                        208            --             2           3           --          17         230
                                              -------       -------        ------      ------       ------      ------     -------
INCOME BEFORE MINORITY INTEREST                   382            --            14          (3)          93         (61)        425
MINORITY INTEREST                                  (9)           --            --          (1)          --          (3)        (13)
                                              -------       -------        ------      ------       ------      ------     -------
NET INCOME                                        373            --            14          (4)          93         (64)        412
DIVIDENDS ON PREFERRED STOCK                       18            --            --          --           --          --          18
                                              -------       -------        ------      ------       ------      ------     -------
NET INCOME AVAILABLE FOR
   COMMON STOCKHOLDERS                        $   355       $    --        $   14      $   (4)      $   93      $  (64)    $   394
                                              =======       =======        ======      ======       ======      ======     =======

EARNINGS PER COMMON SHARE                     $  0.11                                                                      $  0.12
                                              =======                                                                      =======
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                    3,310                                                                        3,318
                                              =======                                                                      =======



                                                                  F-48

                         U.S. PAWN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1995




NOTE 16 - SUBSEQUENT EVENTS (Continued)

Settlement of Litigation (unaudited)
------------------------------------
On February 26, 1996, a former officer\director of the Company, filed a legal action alleging a breach of the terms of a certain stock registration agreement between the former officer and director and the Company. The Company and its legal counsel believe that the action has no merit. On July 8, 1996, the Company reached a settlement of the action under which the former officer\director agreed to a dismissal of the suit.

Exercise of Options Under Consulting and Stock Option Plan (unaudited)
----------------------------------------------------------------------
During the three months ended June 30, 1996, 30,000 options were exercised for $1.50 per share for $45,000.

At June 30, 1996, 220,000 options were outstanding and exercisable. 120,000 options were exercisable at $1.50 per share; 50,000 options were exercisable at $2.50 per share and 50,000 options were exercisable at $3.50 per share.

During the three months ended September 30, 1996, options for 90,000 shares were exercised for $1.50 per share or $135,000.

At September 30, 1996, 130,000 options were outstanding and exercisable. 30,000 options were exercisable at $1.50 per share; 50,000 options were exercisable at $2.50 per share and 50,000 options were exercisable at $3.50 per share.

Exercise of Options Under the Executive Option Plan (unaudited)
---------------------------------------------------------------
During August and September 1996, options for 72,000 shares were exercised for $1.81 per share or $130,000. At September 30, 1996, 53,000 options were exercisable for $1.81.



                                      F-49